Exhibit 99.1

For Immediate Release

JOHNSON & JOHNSON TO ACQUIRE ACTELION FOR $30 BILLION WITH SPIN-OUT OF NEW R&D COMPANY

Actelion Shareholders to Receive $280 Per Actelion Share in All-Cash Tender Offer
 to be Launched by Johnson & Johnson and One Share of New R&D Company for Each Actelion Share as Stock Dividend

Actelion R&D Unit to Spin Out into Standalone Company Based and Listed in Switzerland;
New R&D Company to Continue Actelion’s Successful Culture of Innovation
 and Johnson & Johnson to Hold Substantial Minority Interest

Acquisition Expected to Accelerate Johnson & Johnson Revenue and Earnings Growth Rates; Immediately Accretive to Johnson & Johnson Adjusted Earnings Per Share

Brings Actelion’s Complementary Market-Leading Medicines and Promising Advanced Late-Stage Therapies to Janssen Pharmaceuticals’ Portfolio

NEW BRUNSWICK, N.J. and ALLSCHWIL/BASEL, SWITZERLAND – January 26, 2017 – Johnson & Johnson (NYSE:JNJ) and Actelion Ltd. (SIX:ATLN) today announced that they have entered into a definitive transaction agreement under which Johnson & Johnson will launch an all-cash tender offer in Switzerland to acquire all of the outstanding shares of Actelion for $280 per share, payable in U.S. dollars, which equates to CHF 280.08 per share as of January 25, 2017. The transaction, which was unanimously approved by the Boards of Directors of both companies, is expected to be immediately accretive to Johnson & Johnson adjusted earnings per share and accelerate Johnson & Johnson revenue and earnings growth rates. Johnson & Johnson will fund the transaction with cash held outside the United States.

Actelion has established a leading franchise of differentiated, innovative products for pulmonary arterial hypertension (PAH) that is highly complementary to the existing portfolio of the Janssen Pharmaceutical Companies of Johnson & Johnson. The addition of Actelion’s specialty in-market medicines and late-stage products is consistent with Johnson & Johnson’s efforts to grow in attractive and complementary therapeutic areas and serve patients with serious illnesses and significant unmet medical need. In addition, the transaction structure will provide Johnson & Johnson flexibility to accelerate investment in its industry-leading, innovative pipeline to drive additional growth. Further, Johnson & Johnson expects to retain Actelion’s presence in Switzerland and also leverage its complementary capabilities in shaping medical paradigms.

As part of the transaction, immediately prior to the completion of the acquisition, Actelion will spin out its drug discovery operations and early-stage clinical development assets into a newly created Swiss biopharmaceutical company (“R&D NewCo”). The shares of R&D NewCo, which will be listed on the SIX Swiss Exchange (SIX), will be distributed to Actelion’s shareholders as a stock dividend upon closing of the tender.  Johnson & Johnson will initially hold 16% of the shares of R&D NewCo and have rights to an additional 16% of R&D NewCo equity through a convertible note. The arrangements will result in R&D NewCo launching with cash of CHF 1 billion to be made available at the closing of the transactions. Johnson & Johnson will also receive an option on ACT-132577, a product within R&D NewCo being developed for resistant hypertension currently in phase 2 clinical development. Together, these arrangements with R&D NewCo will provide Johnson & Johnson with additional sources of innovation and value. R&D NewCo will be led by Actelion’s current scientific team with Jean-Paul Clozel, MD, Chief Executive Officer and founding member of Actelion, as Chief Executive Officer. Jean Pierre Garnier, Chairman of the Board of Actelion, will be Chairman of the Board of R&D NewCo.

“We believe this transaction offers compelling value to both Johnson & Johnson and Actelion shareholders,” said Alex Gorsky, Chairman and Chief Executive Officer of Johnson & Johnson. “Actelion has built an attractive, growing business with world-class commercial and clinical development capabilities. Adding Actelion’s portfolio to our already strong Janssen Pharmaceuticals business is a unique opportunity for us to expand our portfolio with leading, differentiated in-market medicines and promising late-stage products. We expect to leverage our established global presence and commercial strength to accelerate growth and patient access to these important therapies. Further, we believe R&D NewCo will be strongly positioned to continue Actelion’s legacy of innovation and look forward to collaborating on the development of cutting-edge new therapies.”

Mr. Garnier said, “I’m very proud that we have created such a unique value proposition through this structured transaction. Actelion’s shareholders can monetize their holdings in Actelion at a highly attractive cash price of $280 per share, while at the same time retaining a significant stake in the future potential upside of Actelion’s earlier stage pipeline, through their ownership of R&D NewCo. Jean-Paul Clozel and I have high expectations for this new, well-funded biotech company with a significant portfolio of drugs in the clinic. R&D NewCo will be led by an experienced and proven scientific team.”

Dr. Clozel said, “In making this offer, Johnson & Johnson is recognizing all that has been created at Actelion during the last 20 years, and in particular the quality of our PAH franchise, the potential of our key marketed medicines and our promising late-stage development assets. The newly created R&D company allows us to continue with our successful culture of innovation. It is enormously exciting to continue to develop new and differentiated products, in multiple therapeutic areas, to improve the lives of patients.”

Benefits of the Transaction

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Compelling, all-cash transaction for Actelion shareholders: The transaction will deliver a significant and immediate premium to Actelion shareholders, with greater value certainty as compared to Actelion’s standalone prospects. Actelion shareholders are also expected to realize substantial additional value from their ownership interest in R&D NewCo.

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Value-enhancing transaction for Johnson & Johnson shareholders: The transaction is expected to be immediately accretive to Johnson & Johnson earnings per share and accelerate Johnson & Johnson revenue and earnings growth rates, while enhancing long-term growth and value creation of the Janssen Pharmaceuticals business. Post-transaction close, Johnson & Johnson expects the transaction to increase its long-term revenue growth rate by at least 1.0% and its long-term earnings growth rate by 1.5% - 2.0% above current analyst consensus. Johnson & Johnson estimates EPS accretion in the first full year of $0.35 to $0.40. Johnson & Johnson shareholders are also expected to realize additional value from the Johnson & Johnson ownership interest in R&D NewCo.

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Additional value creation through new R&D NewCo: R&D NewCo will inherit Actelion’s fully established and validated drug discovery engine based in Allschwil, Switzerland and its proven and experienced discovery and development team. It will be well positioned to continue Actelion’s strong legacy of innovation to discover and develop new and differentiated products in multiple therapeutic areas. As an independent clinical stage biopharmaceutical company, specializing in the discovery and development of small molecule therapeutics to meet significant unmet medical need, R&D NewCo will have a broad portfolio of drug candidates in clinical development, across four focused therapeutic franchises: specialty cardiovascular disorders, central nervous system disorders, immunological disorders and orphan diseases.

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Aligns with Janssen Pharmaceuticals’ Transformational Medical Innovation Strategy: Actelion’s PAH franchise, including differentiated, innovative medicines Opsumit®, Uptravi®, Tracleer®, Veletri® and Ventavis®, expands Janssen Pharmaceuticals’ portfolio in its attractive and complementary cardiovascular and metabolic therapeutic area, and provides a leading commercial position in an established area where the science is transformational for patients. Through the proposed transaction, Johnson & Johnson will also acquire Actelion’s other marketed products, including Valchlor® and Zavesca®as well as global rights to ponesimod, an S1P1 receptor modulator in phase 3 development for multiple sclerosis, and cadazolid, a novel antibiotic in phase 3 development for Clostridium difficile-associated diarrhea.

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Extends Actelion products’ geographic and commercial reach: The Johnson & Johnson global presence and commercial capabilities will help open new markets and opportunities for Actelion’s in-market products and provide additional support for the successful launches of its promising late-stage therapies in highly competitive therapeutic areas.

Roadmap to Completion

The transaction is expected to close by the end of the second quarter of 2017. The Pre-Announcement including the conditions of the tender offer is being published concurrently with this press release. Johnson & Johnson intends to file a prospectus and commence the tender offer by mid-February 2017. In addition, Actelion will convene an Extraordinary General Meeting (EGM) for shareholders to approve the distribution of shares of R&D NewCo by way of a dividend in kind to Actelion’s shareholders upon closing of the tender offer. The EGM is expected to be held in the second quarter of 2017.

The transaction is conditioned upon:
●	At least 67% of all Actelion shares that are issued and outstanding at the end of the offer period, which may be extended, tendering into the offer;
●	The approval of the Actelion shareholders of the distribution of the shares of R&D NewCo at the EGM called for this purpose; and
●	Further customary offer conditions described in the offer prospectus, including regulatory approvals.

Tax clearances in relation to the spin-off of R&D NewCo have been received from both the Swiss Federal and the Basel-Landschaft cantonal tax authorities. Jean-Paul Clozel has committed to tender all Actelion shares he owns into the offer and vote his shares in favor of the transaction at the EGM. Actelion’s Board of Directors unanimously recommends that Actelion shareholders tender their shares into the offer and vote in favor of the distribution of shares at the EGM.

Johnson & Johnson is prepared to pay the price per tendered share to the retail shareholders in CHF and therefore provide a wholesale exchange facility. The exchange facility shall be provided only to persons who hold their Actelion shares in a bank deposit in Switzerland, and who hold no more than 1,000 shares each.

Advisors

Lazard is acting as lead financial advisor to Johnson & Johnson with Citibank also providing financial advice on certain matters. Cravath, Swaine & Moore LLP, Homburger AG and SextonRiley LLP are serving as legal advisors to Johnson & Johnson.

Bank of America Merrill Lynch is serving as Actelion’s lead financial advisor, with Credit Suisse also providing financial advice. Niederer Kraft & Frey, Wachtell, Lipton, Rosen & Katz, and Slaughter & May are serving as legal advisors to Actelion.

Press Conference
A press conference held jointly by Actelion and Johnson & Johnson will take place today, January 26, at 1:00 p.m. CET. (7:00 a.m., Eastern Time) at Actelion’s Headquarters, Hegenheimermattweg 95, 4123 Allschwil. Accredited members of the media are invited to attend in person. There will also be a live video webcast of the conference at: http://aka.swisscomstream.ch/actelion/20170126/webcast/

Investor Conference Call
Johnson & Johnson and Actelion will conduct a conference call with investors to discuss the transaction today, January 26, at 2:00 p.m. CET. (8:00 a.m., Eastern Time).

A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com and the Actelion website at www.actelion.com. A replay will be available approximately two hours after the live webcast by visiting www.investor.jnj.com or www.actelion.com.

About Johnson & Johnson

Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. Johnson & Johnson embraces research and science – bringing innovative ideas, products and services to advance the health and well-being of people. Johnson & Johnson’s approximately 126,900 employees, at more than 250 Johnson & Johnson operating companies, work with partners in health care to touch the lives of over a billion people every day, throughout the world.

About the Janssen Pharmaceutical Companies of Johnson & Johnson

At the Janssen Pharmaceutical Companies of Johnson & Johnson, we are working to create a world without disease. Transforming lives by finding new and better ways to prevent, intercept, treat and cure disease inspires us. We bring together the best minds and pursue the most promising science. We are Janssen. We collaborate with the world for the health of everyone in it. Learn more at www.janssen.com. Follow us at www.twitter.com/JanssenUS and www.twitter.com/JanssenGlobal.

About Actelion Ltd.

Actelion Ltd. is a leading biopharmaceutical company focused on the discovery, development and commercialization of innovative drugs for diseases with significant unmet medical need.

Actelion is a leader in the field of pulmonary arterial hypertension (PAH). Our portfolio of PAH treatments covers the spectrum of disease, from WHO Functional Class (FC) II through to FC IV, with oral, inhaled and intravenous medications. Although not available in all countries, Actelion has treatments approved by health authorities for a number of specialist diseases including Type 1 Gaucher disease, Niemann-Pick type C disease, Digital Ulcers in patients suffering from systemic sclerosis, and mycosis fungoides type cutaneous T-cell lymphoma.

Founded in late 1997, with now over 2,500 dedicated professionals covering all key markets around the world including Europe, the US, Japan, China, Russia and Mexico, Actelion has its corporate headquarters in Allschwil / Basel, Switzerland. Actelion shares are traded on the SIX Swiss Exchange (ticker symbol: ATLN) as part of the Swiss blue-chip index SMI (Swiss Market Index SMI®). All trademarks are legally protected.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the potential transaction between Johnson & Johnson and Actelion Ltd. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson and Actelion. Risks and uncertainties include, but are not limited to: the satisfaction of closing conditions for the transaction, including clearance by relevant merger control authorities and the receipt of regulatory approvals for the transaction; the possibility that the transaction will not be completed in the expected timeframe or at all; the potential that the expected benefits and opportunities of the transaction, if completed, may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including the uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; economic conditions, including currency exchange and interest rate fluctuations; competition, including technological advances, new products and patents attained by competitors; changes to applicable laws and regulations, including tax laws and domestic and foreign health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; and trends toward health care cost containment. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to the ability of the Johnson & Johnson family of companies to successfully integrate the products, employees/operations and clinical work of Actelion, as well as the ability to ensure continued performance or market growth of Actelion’s products. A further list and description of these risks, uncertainties and other factors and the general risks associated with the respective businesses of Johnson & Johnson and Actelion can be found in Johnson & Johnson's publicly available filings with the U.S. Securities and Exchange Commission, and Actelion's publicly available filings on its website. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com, www.actelion.com or on request from Johnson & Johnson or Actelion. Neither Johnson & Johnson nor Actelion undertakes to update any forward-looking statement as a result of new information or future events or developments.

IMPORTANT ADDITIONAL INFORMATION
The public tender offer described herein has not yet commenced. This release is for informational purposes only and does not constitute, or form part of, any offer or invitation to sell or issue, or any solicitation of any offer, to purchase or subscribe for any registered shares in Actelion or Actelion's ADSs, nor shall it form the basis of, or be relied on in connection with, any contract there for. At the time the public tender offer is commenced, shareholders of Actelion are urged to read the offer documents which are or will be available at http://www.investor.jnj.com/publictenderoffer.cfm.

OFFER RESTRICTIONS
The public tender offer described in the offer documents (the Offer) is not being and will not be made, directly or indirectly, in any country or jurisdiction in which it would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Johnson & Johnson or any of its subsidiaries to change or amend the terms or conditions of the Offer in any material way, to make an additional filing with any governmental, regulatory or other authority or take additional action in relation to the Offer. It is not intended to extend the Offer to any such country or jurisdiction. Any such documents relating to the Offer must neither be distributed in any such country or jurisdiction nor be sent into such country or jurisdiction, and must not be used for the purpose of soliciting the purchase of securities of Actelion by any person or entity resident or incorporated in any such country or jurisdiction.

Notice to U.S. Persons Holding Actelion Shares and to Holders of ADSs
The Offer described in this communication is being made for the registered shares of Actelion, a Swiss company whose shares are listed on the SIX Swiss Exchange (SIX), and is subject to Swiss disclosure and procedural requirements, which are different from those of the United States (U.S.). The Offer is being made in the U.S. pursuant to Section 14(e) of, and Regulation 14E under, the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), subject to the exemptions provided by Rule 14d-1 and Rule 14e-5 under the U.S. Exchange Act and any exemptions from such requirements granted by the U.S. Securities and Exchange Commission (the SEC), and otherwise in accordance with the requirements of Swiss law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer procedures and laws. U.S. holders of registered shares of Actelion (Actelion Shares) are encouraged to consult with their own Swiss advisors regarding the Offer.

The pre-announcement available on Johnson & Johnson's website does not constitute the Offer. Janssen Holding GmbH (the Offeror) will disseminate the offer prospectus (the Offer Prospectus) (with full Offer terms and conditions) as required by applicable law, and the shareholders of Actelion should review the Offer Prospectus and all other Offer documents carefully. The Offer may not be accepted before publication of the Offer Prospectus and expiration of a cooling-off period of ten (10) trading days (if not extended by the Swiss Takeover Board), which will run from the trading day immediately after the publication date of the Offer Prospectus.

According to the laws of Switzerland, Actelion Shares tendered into the Offer may generally not be withdrawn after they are tendered except under certain circumstances, in particular in case a competing offer for the Actelion Shares is launched.

In accordance with the laws of Switzerland and subject to applicable regulatory requirements, Johnson & Johnson and its subsidiaries and affiliates or their respective nominees or brokers (acting as agents for Johnson & Johnson, its subsidiaries or affiliates) may from time to time after the date of the Offer Prospectus, and other than pursuant to the Offer, directly or indirectly, purchase or arrange to purchase Actelion Shares or any securities that are convertible into, exchangeable for or exercisable for Actelion Shares from shareholders of Actelion who are willing to sell their Actelion Shares outside the Offer from time to time, including purchases in the open market at prevailing prices or in private transactions at negotiated prices, and shall comply with applicable laws and regulations in Switzerland and applicable U.S. securities laws, rules and regulations and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act. Any such purchases will not be made at prices higher than the offer price or on terms more favorable than those offered pursuant to the Offer unless the offer price is increased accordingly. Any information about such purchases or arrangements to purchase will be publicly disclosed in the U.S. on Johnson & Johnson’s website to the extent that such information is made public in accordance with the applicable laws and regulations of Switzerland. In addition, the financial advisor to Actelion and, subject to applicable Swiss and U.S. securities laws, rules and regulations and pursuant to exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act, the financial advisor to Johnson & Johnson and its affiliates may also engage in ordinary course trading activities in securities of Actelion, which may include purchases or arrangements to purchase such securities.

It may be difficult for U.S. holders to enforce their rights and any claim arising out of U.S. securities laws, since the Offeror and Actelion are located in a non-U.S. jurisdiction, and some or all of their officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a U.S. or non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.

The receipt of cash pursuant to the Offer by a U.S. holder of Actelion Shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local laws, as well as foreign and other tax laws. Each shareholder of Actelion is urged to consult his or her independent professional advisor immediately regarding the tax consequences of an acceptance of the Offer. Neither the SEC nor any securities commission of any State of the U.S. has (a) approved or disapproved of the Offer, (b) passed upon the merits or fairness of the Offer, or (c) passed upon the adequacy or accuracy of the disclosure in the pre-announcement. Any representation to the contrary is a criminal offence in the U.S.

American Depositary Shares and American Depositary Receipts
Johnson & Johnson, its subsidiaries and affiliates are aware that there is an “unsponsored” American Depositary Receipt Program concerning Actelion Shares. The Offer is not being made for American Depositary Shares representing Actelion Shares (ADSs), nor for American Depositary Receipts evidencing such ADSs (ADRs). However, the Offer is being made for the Actelion Shares that are represented by the ADSs. Holders of ADSs and ADRs are encouraged to consult with the appropriate depositary regarding the tender of Actelion Shares that are represented by ADSs. Johnson & Johnson, its subsidiaries and affiliates are unaware of whether any respective depositary will make arrangements to tender the underlying Actelion Shares into the Offer on behalf of holders of ADSs or ADRs.

Holders of ADSs may present their ADSs to the appropriate depositary for cancellation and (upon compliance with the terms of the deposit agreements relating to the “unsponsored” American Depositary Receipt Program concerning Actelion Shares, including payment of the depositary’s fees and any applicable transfer fees, taxes and governmental charges) delivery of Actelion Shares to them, in order to become shareholders of Actelion. The Offer may then be accepted in accordance with its terms for the Actelion Shares delivered to holders of ADSs upon such cancellation. Holders of ADSs should be aware, however, that in order to tender in this manner, they may need to have an account in Switzerland into which the Actelion Shares can be delivered.

Contact Information

Johnson & Johnson:

Press Contacts
Amy Jo Meyer
ameyer15@its.jnj.com
+1 (908) 616-6250

Ernie Knewitz
eknewitz@its.jnj.com
+1 (917) 697-2318

Investor Contact
Joseph Wolk
jwolk2@its.jnj.com
+1 (732) 524-1142

Actelion:
Andrew C. Weiss
Senior Vice President, Head of Investor Relations & Corporate Communications
Actelion Pharmaceuticals Ltd, Gewerbestrasse 16, CH-4123 Allschwil
+41 61 565 62 62